EXHIBIT 99.1

CONTACT:

Steve Handy, Senior Vice President and Chief Financial Officer

(949) 975-1550

steve.handy@smawins.com

EVC Group, Inc.

Douglas Sherk/Jenifer Kirtland

(415) 896-6820

dsherk@evcgroup.com

SM&A Acquires Performance Management Associates

Leader in Earned Value Management Systems Enhances SM&A’s Program Services Business Acquisition Expected to be Accretive

Newport Beach, CA,  September 17, 2007—SM&A, Inc. (NASDAQ: WINS), the world’s leading provider of business strategy and proposal development services that ensure clients’ ability to win competitive procurements and a leading provider of program management services, announced today that it has acquired privately held Performance Management Associates, Inc. (PMA).  PMA, based in West Palm Beach, Florida, is a leading provider of Earned Value Management Systems (EVMS) implementation, analysis and training for enterprise project management solutions.

“PMA is widely viewed as the ‘best of breed’ in EVMS,” said Cathy McCarthy, CEO of SM&A.  “EVMS is an important project management technique that incorporates cost, scheduling and technical performance measurements to provide an outlook on how a project is progressing and to point out potential issues.  The addition of the EVMS product strengthens and diversifies our Program Services business and will help SM&A to build stronger client relationships, by providing a range of value-added services that closely support our clients’ needs.”

Under the terms of the definitive agreement, SM&A will acquire all of the stock of PMA in a cash and common shares transaction.  The transaction is expected to have a neutral impact on SM&A’s 2007 outlook and be accretive to 2008.

“The acquisition of PMA significantly enhances the Company’s Program Services offering,” said Kevin Reiners, EVP of Operations for SM&A.  “PMA has a strong and expanding book of business, serving a very similar client base to SM&A as well as additional governmental agencies and large corporations.  The combination of EVMS consulting and high value program planning will provide SM&A with a powerful program start-up capability to offer clients.”

Founded in 1988, PMA has a team of nearly 20 professionals and generated approximately $5.5 million in revenue in 2006.  Its client base includes governmental agencies as well as Fortune 500 and other companies in the telecommunications, health care, public utility, transportation and financial services industries.  Jim Wrisley, the President of PMA, will remain with the Company serving in the position of President of PMA, a division of SM&A.

Safe Harbor Statement

The statements in this news release that refer to future actions, strategies, future performance, and future financial results associated with the acquisition of PMA are forward-looking statements that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: the ability to integrate PMA operations in SM&A on a timely basis, retention of key PMA employees, retention of PMA customers, shift in demand for SM&A’s Competition Management and Program Services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K for the year ended December 31, 2006. Actual results may differ materially from those expressed or implied. The company expressly does not undertake a duty to update forward-looking statements.

 About SM&A

SM&A is the world’s foremost management consulting firm providing leadership and mentoring solutions to PLAN for business capture, WIN competitive procurements and profitably PERFORM on the projects and programs won. Our proven processes, people and tools have delivered significant top-line and bottom-line growth across markets, products and services. From the largest aerospace and defense contractors, through the major software providers, to healthcare and financial/audit service providers, SM&A is the partner many companies turn to WHEN THEY MUST WIN.